Exhibit 99.1

FOR IMMEDIATE RELEASE:                                  May 18, 2012

CONTACT:	Jack Ehren
President and CEO
Key Technology, Inc.
(509) 529-2161

KEY TECHNOLOGY ANNOUNCES LEADERSHIP TRANSITION

WALLA WALLA, WA – Key Technology, Inc. (Nasdaq: KTEC) announced today that John J. Ehren has been selected to succeed David M. Camp as President and Chief Executive Officer of the Company, who has advised the Company that he is resigning from all positions with the Company and the Board of Directors.  Camp will continue to support the Company in a consulting role over the next year in addition to pursuing other business interests.  In addition to Ehren's election to President and CEO, he has been appointed to serve as a member of the Company's Board of Directors.  The Company intends to initiate the process of selecting a new Chief Financial Officer.

Ehren has served Key Technology as Executive Vice President and COO/CFO since December 2011.  He joined the Company in 2008 as Senior Vice President and Chief Financial Officer.  During 2009, he additionally served as General Manager of SYMETIX®, the Company’s pharmaceutical division.  During 2010, he additionally assumed the duties of the Senior Vice President of Global Operations for a significant portion of the year.  Prior to joining Key, Ehren was with Planar Systems, Inc. where he served in several officer positions, including Vice President of Global Operations, Vice President of Finance, Corporate Controller and Treasurer.

David Camp commented, "During the past four years, Jack has demonstrated strong leadership within the Company, and gained broad operating experience and a deep understanding of the industry and our business.  His vision for Key’s future and his passion for the Company and its constituencies make him an ideal choice going forward.  He is unequivocally committed to Key shareholders, customers and employees.  I am very pleased that the Board has elected to transition leadership of Key to a person of Jack’s capabilities and character."

Camp continued, "It has been an honor and privilege to have served with the dedicated and talented people of Key Technology, and I am proud of the accomplishments that have been achieved during the past six years.  The management team at Key is top-notch and enthusiastic, and I am proud to have led the effort in bringing such a great team together.  Key is a strong leader in the industry and well positioned to serve the needs of its customers going forward.  I look forward to supporting Jack and the Company in the future."

Commenting on his new appointment, Jack Ehren stated, "I am excited to have the opportunity to lead Key as we pursue our vision of technology leadership and excellence.  The Company has a talented and committed work force and a blue-chip customer base, and I look forward to the challenge of continuing its tradition of excellence and returning to levels of profitability and cash flows that reward our shareholders for their continuing support."

Chuck Stonecipher, Chairman of the Board stated, "David was recruited to Key Technology as its Chief Executive in 2006 and successfully repositioned the Company to better serve our customers.  More than half of Key's current optical products have been developed under David’s leadership, and during his tenure at Key the Company achieved five of the highest revenue years in the company’s 65-year history.  We appreciate his many accomplishments.  We are pleased that he has agreed to make himself available to Key and its management team for consultation on strategic and business development issues.  We wish him well as he pursues other business interests and know that his next endeavor will be highly successful."

About Key Technology

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing, industrial and pharmaceutical markets.  The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allows processors to improve quality, increase yield and reduce cost.  Key has manufacturing facilities in Washington, Oregon, and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	changes in general economic conditions and disruption in financial markets may adversely affect the business of the Company’s customers and the Company’s business and results of operations;
•
ongoing uncertainty and volatility in the financial markets related to the U.S. budget deficit, the European sovereign debt crisis and the state of the U.S. economic recovery may adversely affect the Company’s operating results;

•	economic conditions in the food processing industry, either globally or regionally, may adversely affect the Company's revenues;
•	the loss of any of the Company’s significant customers could reduce the Company’s revenues and profitability;
•	the Company is subject to pricing pressure that may reduce the Company’s profitability;
•	the failure of the Company's independent sales representatives to perform as expected would harm the Company's net sales;
•	the Company may make acquisitions that could disrupt the Company’s operations and harm the Company’s operating results;
•	the Company's international operations subject the Company to a number of risks that could adversely affect the Company’s revenues, operating results and growth;
•	fluctuations in foreign currency exchange rates could result in unanticipated losses that could adversely affect the Company's liquidity and results of operations;
•	advances in technology by competitors may adversely affect the Company’s sales and profitability;
•	the Company’s new and existing products may not compete successfully in either current or new markets, which would adversely affect the Company’s sales and operating results;
•
the Company’s expansion into new markets, increasingly complex projects and applications, and integrated product offerings could increase the Company’s cost of operations and reduce gross margins and profitability;

•	the Company’s product offerings depend, to a certain extent, on products and components manufactured by others;
•
the Company's information systems, computer equipment and information databases are critical to its business operations, and any damage or disruptions could adversely affect the Company's business and results of operations;

•
the Company’s potential inability to retain and recruit experienced management and other key personnel, or the loss of key management personnel, may adversely affect the Company’s business and prospects for growth;

•	the potential inability to protect the Company’s intellectual property, especially as the Company expands geographically, may adversely affect the Company’s competitive advantage;
•
intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company by third parties may adversely affect the Company’s results of operations and its customer relations;

•	the Company's dependence on certain suppliers may leave the Company temporarily without adequate access to raw materials or products;
•	the Company's operating results are seasonal and may further fluctuate due to severe weather conditions affecting the agricultural industry in various parts of the world;
•	the limited availability and possible cost fluctuations of materials used in the Company's products could adversely affect the Company's gross margins;
•	compliance with recently passed health care legislation may adversely affect the Company’s business;
•
the Company’s reported results may be affected adversely by the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements, which could require the Company to incur substantial additional expenses; and

•	compliance with changing regulation of corporate governance and public disclosure will result in additional expenses to the Company and pose challenges for the Company’s management.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Note:  News releases and other information about Key Technology, Inc. can be accessed at www.key.net.